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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statement Nos. 333-131431, 333-40838, 333-40846, 333-40868, 333-66390, 333-101201, 333-102039, 333-107628 and 333-110847 on Form S-8 and Registration Statement Nos. 333-128164 and 333-102036 on Form S-3 of our reports dated June 12, 2008 relating to the consolidated financial statements and financial statement schedule of Capstone Turbine Corporation (which report expresses an unqualified opinion and includes explanatory paragraphs regarding Capstone Turbine Corporation's adoption of FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109, effective April 1, 2008 and Statement of Financial Accounting Standards No. 123R, Share Based Payment, effective April 1, 2006), and the effectiveness of the internal control over financial reporting, of Capstone Turbine Corporation appearing in this Annual Report on Form 10-K of Capstone Turbine Corporation for the year ended March 31, 2008.

/s/ DELOITTE & TOUCHE LLP

Los Angeles, California
June 12, 2008

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM